Exhibit (j)(1)



   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We  consent to the  references  to our firm  under the  caption  "Financial
Highlights" in the Prospectuses of Balanced Portfolio, Growth Portfolio, Guardian Portfolio, International Portfolio, Mid-Cap Growth Portfolio, Partners Portfolio, Regency Portfolio, Short Duration Bond Portfolio, Small-Cap Growth Portfolio, and Socially Responsive Portfolio (ten of the Portfolios of the Neuberger Berman Advisers Management Trust) (collectively the "Portfolios"), and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Neuberger Berman Advisers Management Trust's Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment Number 60 to the Registration Statement (Form N-1A, No. 2-88566) of our reports dated February 9, 2009 on the financial statements and financial highlights of the Portfolios, included in the Portfolios' Annual Reports to Shareholders of Neuberger Berman Advisers Management Trust dated December 31, 2008.



                                                /s/ Ernst & Young LLP

Boston, Massachusetts
April 27, 2009